Exhibit 23.2

                 CONSENT OF GORDON, HUGHES & BANKS, LLP
                         INDEPENDENT AUDITORS
                   ----------------------------------

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated March 17, 2000, with respect to the consolidated financial statements of First Entertainment Holding Corp. for the year ended December 31, 1999 included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Gordon, Hughes & Banks, LLP
Denver, Colorado
December 5, 2000